Exhibit 7.01

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of a statement on Schedule 13D (including any and all amendments thereto) with respect to the ordinary shares, par value US$0.00002 each, of China GrenTech Corporation Limited, a Cayman Islands company, and to the filing of this agreement as an exhibit thereto. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of January 18, 2012.

Guoren Industrial Developments Limited

By:	/s/ Yingjie Gao
Name:	Yingjie Gao
Title:	Sole Director

Heng Xing Yue Investments Limited

By:	/s/ Yingjie Gao
Name:	Yingjie Gao
Title:	Sole Director

Yingjie Gao

By:	/s/ Yingjie Gao

Ce Lue Investments Limited

By:	/s/ Yingjie Gao
Name:	Yingjie Gao
Title:	Sole Director

Well Sino Enterprises Limited

By:	/s/ Rong Yu
Name:	Rong Yu
Title:	Sole Director

Rong Yu

By:	/s/ Rong Yu

Leakey Investments Limited

By:	/s/ Yin Huang
Name:	Yin Huang
Title:	Sole Director

Yin Huang

By:	/s/ Yin Huang

Talenthome Management Limited

By:	/s/ Yingjie Gao
Name:	Yingjie Gao
Title:	Sole Director